Exhibit 99.2

TRIPADVISOR, INC.

MANAGEMENT’S PREPARED REMARKS – Q1 2016

May 4, 2016

(All comparisons are against the same period of the prior year, unless otherwise noted)

Q1 2016 Prepared Remarks – Steve Kaufer, Chief Executive Officer

The first quarter of 2016 was pivotal for TripAdvisor, as we continue to rapidly build the best end-to-end user experience in travel.

With our instant booking launch mostly complete, we have taken the next step along our four-phase roadmap. Phase one was getting hotelier and OTA partner adoption. Phase two was executing the global rollout. With the global launch now mostly complete, we are in Phase three, which involves helping more users book on TripAdvisor, and optimizing that booking experience on all devices. Phase four is about establishing our brand as a preferred booking site – getting users back to our site to book time and time again. In doing so, we believe this seamless user experience will drive more value for partners and will increase monetization on our platform.

This quarter we successfully launched instant booking in Europe, Asia-Pacific and Latin America, leaving only a few countries to go. Many hotel shoppers around the globe will see instant booking for the very first time this year, and they will be able to find and book more than 500,000 hotels worldwide, powered either by the hotels themselves, or through online travel agent partners, all within the TripAdvisor experience. Early results have been positive. Aided and unaided awareness around the ability to book on TripAdvisor is growing, and user surveys show steady upticks in satisfaction with the product.

Delivering products that users love is paramount to us. We are committed to offering users the best room price options and the highest-quality room content to help them find what they need in order to book. When instant booking is not the most compelling price option, we make sure that users can find the best price in metasearch. This is best for users, gives our partners higher converting leads – and more bookings – and drives better economics for TripAdvisor.

Instant booking remains dilutive to our financials and drove significant deceleration in our first quarter Hotel segment results. We understand that the deceleration in our first quarter results and first half growth rates may be unsettling to some, but these results were in line with our 2016 plan.

We are hard at work reducing the near-term financial dilution, but we are willing to accept these short-term headwinds to position ourselves for longer-term gain. We expect improvement in the back-half of 2016 and into 2017.

All the while, two of our key assets – user content and community – continue to grow. In fact, at more than 230 contributions per minute, content growth accelerated yet again, as it has every quarter since we have been public. We now offer 350 million reviews and opinions covering 6.5 million businesses around the globe. This growth speaks volumes to the sustained high user engagement on our platform.

As for the growing user community, average monthly unique visitors on TripAdvisor sites grew 21% to 340 million in Q1. Average monthly hotel shoppers grew a healthy 13% to 143 million. Mobile – including tablet and phone – accounts for more than 50% of our visits, and TripAdvisor app downloads on these devices reached more than 315 million. This continued strong mobile engagement is a competitive advantage and is a great validation of our brand and our best-in-class consumer value proposition across our products.

This is particularly the case in our attractions and restaurants products, which enable us to delight more users during more moments, whether they are in-destination or close to home. Including Vacation Rentals, these businesses make up our Non-Hotel segment, and are off to a good start this year.

As I mentioned last quarter, our goal is to make Attractions our next billion-dollar business, and we are moving quickly to further cement our leadership position in this category. We are doing so through two main areas of focus: creating a world-class user experience, especially on mobile devices, and adding more products for users to book. In the first quarter, we launched attractions instant booking on native apps on iOS and Android, enabling users to purchase tickets and tours seamlessly without leaving the app. This creates a much better user experience and we are excited to bring the feature to all devices soon.

We are also rapidly adding more attractions for users to book. In our Viator Marketplace, we grew bookable products by nearly 30% in the first quarter. More choice is great for travelers, and drives more bookings on our platform. With rich user content on 655,000 attractions listings on our site, we have a tremendous greenfield opportunity in front of us.

Restaurant listings is another large source of user demand. We love how restaurant reviews and the growing number of bookable listings on TheFork engage more users more frequently on our platform.

Rounding out the Non-Hotel segment, in Vacation Rentals, we acquired London-based HouseTrip in April, one of Europe’s leading alternative accommodations sites.  Seventy percent of our vacation rental properties are bookable online, and HouseTrip further enhances this offering, bringing more high-quality, high-demand urban inventory to our platform.

This is the fifth acquisition in our Vacation Rentals business, following FlipKey, Holiday Lettings, Niumba and Vacation Home Rentals. We are excited by what we have built – a global leader in the vacation rental space with six brands. Once HouseTrip is integrated, TripAdvisor will offer users approximately 800,000 properties, nicely complementing the one million hotel listings on our site.

As I conclude, we still have a lot of work ahead of us but we are making great strides towards our goal of building the best user experience in travel.

Q1 2016 Prepared Remarks – Ernst Teunissen, Chief Financial Officer

Our first quarter 2016 results were in line with our internal projections, and we view our progress as a solid start to an important year. First quarter consolidated total revenue declined 3%  and declined 1% in constant currency. Adjusted EBITDA declined by 33% and declined 31% in constant currency.

Given business model shifts towards transaction-based revenue in both the Hotel and Non-Hotel segments, we now have a higher percentage of revenue recognized at stay, or when a ticket or a reservation is used, compared to the comparable period last year. We estimate this negatively impacted total Q1 revenue and adjusted EBITDA growth by approximately 4% and 16%, respectively. Additionally, currency was a 2% headwind this quarter.

Now, I will discuss our segment performance. As previewed in February, Hotel segment revenue declined by 5%, and the Hotel segment adjusted EBITDA margin was 35%. Our newly disclosed TripAdvisor-branded click-based and transaction revenue, which includes metasearch and instant booking revenue on TripAdvisor sites only, declined 13%. Total click-based revenue declined 9%.

This deceleration was driven by a number of factors, but was primarily due to our global instant booking launch, which includes both lower monetization as well as a higher percentage of revenue recognized at stay, as opposed to at the time of a click. Additionally, headwinds this quarter included the continued user shift to phone, negative currency impacts and the lack of Kuxun in our numbers. We expect first half 2016 growth to remain challenged given our instant booking rollout, though a number of the aforementioned headwinds begin to ease in the second half.

We have pointed investors to total Revenue per Hotel Shopper growth as the metric we rely on to measure the success of our business. We are also providing TripAdvisor-branded revenues in our Supplemental Financial Information file, which is located on our Investor Relations site. Alongside the TripAdvisor Hotel Shopper count, which we started providing last quarter, this additional disclosure gives investors better transparency into our core operating metric.

For the reasons listed above, Revenue per Hotel Shopper saw a meaningful deceleration in the first quarter, declining 24% year-over-year, versus a 12% decline last quarter. Revenue per Hotel Shopper performance was substantially driven by instant booking dilution and the negative impact of recognizing more revenue at the time of stay. With the global rollout now mostly complete, Q1 had a more significant headwind than the estimated $9 million headwind in Q4 2015. The significant revenue per shopper impact was as we planned at the beginning of the year.

Not surprisingly, the biggest driver of the sequential deceleration was the global instant booking launch. However, our near-term financial results are masking our near-term progress. Notably, in the US – where we have been fully rolled out since last August – the revenue per shopper monetization headwind is substantially smaller than the average. While a revenue headwind persists, we are driving more awareness, higher engagement, improving conversion, and more repeat bookings. These trends give us confidence that our other markets will exhibit similar improvements over time.

Looking at mobile, phone hotel shoppers grew at about 30% during Q1, well ahead of combined desktop and tablet shoppers, which grew in the mid-single digits. The ongoing consumer shift to mobile devices is great from an engagement standpoint, but low phone monetization relative to desktop remains a headwind. However, we are making progress there as well. In the US, where we have been live with instant booking since mid-2014, Revenue per Hotel Shopper on phone increased more than 20% in the first quarter of 2016 when we look at internal booking metrics, rather than recognized revenue. And, despite the overall dilutive effect of our instant booking launch, international markets showed revenue per shopper growth on phone as well.

A quick note on the other revenue sources of our Hotel segment. TripAdvisor-branded display-based and subscription revenue grew 11%, with display and subscription growing at similar rates. Other hotel revenue grew 12%.

Moving on to our Non-Hotel segment, first quarter revenue increased by 14% and Adjusted EBITDA margins were negative 43%, both in line with our expectations this quarter. The seasonality of our Non-Hotel segment is changing due to an increasing mix shift towards transaction-based revenue. As a result, more revenue is recognized on stay, and this means a shift of revenue out of Q1 and into later quarters, predominantly the Q3 summer season. We continue to expect that Non-Hotel segment revenue growth for 2016 as a whole will be significantly higher than our Q1 growth.

Moving onto consolidated expenses, taxes and cash flow, consolidated expenses grew ahead of revenue for Q1, primarily driven by near-term revenue dilution from the global instant booking launch in our Hotel segment and the increased seasonality of our Non-Hotel business, as well as by the organic investments we are making in the future growth of those businesses.

As for income taxes, our Q1 GAAP effective tax rate was 29%. We continue to expect our 2016 GAAP effective rate to be in the mid-twenties, dependent on international revenue and expense mix, among other factors.

As for cash flow, we generated $120 million of cash from operating activities during the first quarter – an increase of 21% when compared to the same period in 2015. This was primarily due to a net increase in working capital movements. CapEx for the quarter was $17 million, or 5% of revenue, a decrease of $14 million from the first quarter of 2015, primarily due to the completion of our corporate headquarters building in 2015. As a result, first quarter free cash flow was $103 million or 29% of revenue, an increase of 51% compared to $68 million in first quarter of 2015.

Our liquidity remains strong. Cash, cash equivalents and short-term and long-term marketable securities balance was $709 million at March 31st. We ended the quarter with an undrawn balance of about $888 million from our $1 billion credit facility and during the quarter we repaid $90 million of our outstanding borrowings on our revolving credit facility. We also have $103 million remaining to repurchase shares of our common stock under our share repurchase plan.

In summary, first quarter 2016 results were in line with our expectations and our February comments and our 2016 outlook remains as indicated on our February call.  Most importantly, we remain focused on positioning the business for the long-term, as we believe it is the best way to create value for our users, our clients, and our shareholders. We are pleased with our start to 2016 and look forward to discussing these results on our conference call.

As you see in our earnings release and Supplemental Financial Information, we have introduced an additional revenue disclosure that provides more insight into our TripAdvisor Hotel revenue sources. To accomplish this, we are disclosing the following three revenue sources within our Hotel segment:

1)	“TripAdvisor-branded click-based and transaction revenue,” which includes revenue from metasearch and instant booking on TripAdvisor-branded sites;
2)	“TripAdvisor-branded display-based & subscription revenue,” which includes display-based revenue and subscription revenue on TripAdvisor-branded sites; and
3)	“Other Hotel revenue,” which includes hotel revenue from all non-TripAdvisor branded sites.

The purpose of this additional disclosure is to provide further understanding of our revenue sources within our Hotel segment, and to give investors increased transparency into our core TripAdvisor click-based and transaction initiatives. Additionally, the “TripAdvisor-branded click-based and transaction revenue” is used to calculate our key Revenue per Hotel Shopper metric.

Also, you will note that we have renamed our “Other segment,” “Non-Hotel.”

The changes outlined above had no impact on our consolidated financial statements or our segment reporting, or the composition of our operating or reportable segments.

For this reporting period only, we have provided our historical click-based, display-based and subscription, transaction and other product disclosure, which can be found in our Supplemental Financial Information located at http://ir.tripadvisor.com/events.cfm. Moving forward, we will only provide our updated disclosures.

Quarterly data for the current quarter, prior year comparable period, and annual information for two full years have been provided for both our historical product breakout and our new revenue source disclosures for our Hotel segment. To ensure that you have a basis for comparison, in addition to the current period, we have also provided historical segment information for all quarters of 2014 and 2015 in the Supplemental Financial Information, located at http://ir.tripadvisor.com/events.cfm.

For the first time, we have published our financial results and these prepared remarks and made available our Supplemental Financial Information the night before our earnings call, which will be held tomorrow, May 5, 2016 at 8:30 a.m. ET and can be accessed at http://ir.tripadvisor.com/events.cfm. We believe this will help investors better understand our financial results and hope that you find the additional time with the material to be helpful.

The results described in these prepared remarks and our earnings release are preliminary until the Company files its Form 10-Q with the U.S. Securities and Exchange Commission (“SEC”). A copy of the earnings press release and these prepared remarks have been furnished to the SEC in a Form 8-K.  Supplemental Financial Information and an investor presentation will also be posted on the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm.  These prepared remarks should be read in conjunction with the earnings release, Supplemental Financial Information, investor presentation and Form 10-Q.

In the earnings press release, you will find reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures discussed on this call. Also, on our Investor Relations website you will find Supplemental Financial Information, which includes certain non-GAAP financial measures discussed on this call as well as other performance metrics.

Safe Harbor Statement

Statements in this document regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, and the Company’s prospects as a comprehensive destination for hotels, attractions, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would,” “would be expected,” “look forward,” “may provide,” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our chief executive officer with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in TripAdvisor’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, TripAdvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.